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Healthier Choices Management Corp. Reports Third Quarter 2022 Financial Results

Record Sales of $5.8 million for the Third Quarter; 77% Year-Over-Year Growth

Record Gross Margin of $1.9 million for the Quarter; 36% Year-Over-Year Growth

HOLLYWOOD, FL, Oct 24, 2022 -- Healthier Choices Management Corp. (OTC Pink: HCMC) today announced its financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Results and Recent Highlights:

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Net sales from operations for the three-month period ended September 30, 2022, amounted to $5.8 million, compared to $3.3 million, an approximately $2.5 million and 76.7% increase versus the same period in 2021.

•
Gross margin from operations increased by approximately $0.5 million for the three-month period ended September 30, 2022, amounting to $1.9 million, compared to $1.4 million for the same period in 2021, a 35.7% year-over-year increase.

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Loss from operations for the three-month period ended September 30, 2022, amounted to approximately $2.1 million versus a $1.0 million loss for the same period last year. It should be noted that over $0.9 million in non-recurring expenses were incurred during the three-month period ended September 30, 2022. The balance of the prior year variance is primarily attributable to the closure of the retail stores in the vapor segment.

Nine Months 2022 Results and Recent Highlights

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Net sales from operations for the nine-month period ended September 30, 2022, amounted to a record $17 million, compared to $10 million, an approximately $7 million increase and a record 67.5% increase versus the same period in 2021.

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Gross margin from operations increased by approximately $1.8 million for the nine-month period ended September 30, 2022, amounting to a record $6.2 million, compared to $4.3 million for the same period in 2021, a 42.5% year-over-year increase.

Jeffrey Holman, Chief Executive Officer of HCMC, said, “We had our second consecutive record-breaking quarter and are once again extremely pleased with our sales and margin performance for the business. Given a very challenging economic environment coupled with the impact hurricane Ian had on our operations, this is a testament to our team’s ability to continue delivering results.”

Mr. Holman concluded, “We continue investing strategically in our natural foods grocery business, as evidenced by our latest acquisition of Green’s Natural Foods which was completed this month. We remain disciplined in our cost management, and our team has stayed focused on achieving profitability for the business. We believe we are well positioned for the future to enhance shareholder value."

Results of Operations

The following table sets forth our Condensed Consolidated Statements of Operations for the three and nine-months ended September 30, 2022, and 2021:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Total sales, net	$5,776,730	$3,269,508	$16,957,343	$10,121,153

Total cost of sales	3,909,606	1,893,119	10,786,780	5,790,399

GROSS PROFIT	1,867,124	1,376,389	6,170,564	4,330,754

Total operating expenses	3,985,377	2,427,256	11,012,070	6,599,224

LOSS FROM OPERATIONS	(2,118,253)	(1,050,867)	(4,841,506)	(2,268,470)

Total other income (expense), net	43,216	986	103,091	701,996

NET LOSS FROM CONTINUING OPERATIONS	$(2,075,037)	$(1,049,881)	$(4,738,415)	$(1,566,474)

See non-GAAP financial measure discussion

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Adjusted EBITDA
Loss from operations	$(2,118,253)	$(1,050,867)	$(4,841,506)	$(2,268,470)
Impairment loss	-	-	-	-
Depreciation and amortization	230,085	117,966	652,162	379,536
Stock compensation	-	-	-	34,375
Adjusted EBITDA	$(1,888,168)	$(932,901)	$(4,189,344)	$(1,854,559)

Consolidated Balance Sheets:

The following table sets forth our condensed consolidated balance sheets for the periods ended September 30, 2022, and December 31, 2021:

	September 30, 2022	December 31, 2021
	(UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$30,009,173	$26,496,404
Other current assets	4,093,308	2,029,220
TOTAL CURRENT ASSETS	34,102,481	28,525,624

Other assets	11,368,005	5,917,863

TOTAL ASSETS	$45,470,486	$34,443,487

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Other current liabilities	$4,249,869	$2,523,994
TOTAL CURRENT LIABILITIES	4,249,869	2,523,994

Other liabilities	3,885,543	2,685,836

TOTAL LIABILITIES	8,135,412	5,209,830

TOTAL STOCKHOLDERS’ EQUITY	37,335,074	29,233,657

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$45,470,486	$34,443,487

Non-GAAP – Financial Measure

The following discussion and analysis contain a non-GAAP financial measure. A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternative to, net income, operating income, and cash flow from operating activities, liquidity, or any other financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future financial results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Management believes stockholders benefit from referring to the Adjusted EBITDA in planning, forecasting, and analyzing future periods. Management uses this non-GAAP financial measure in evaluating its financial and operational decision making and as a means of evaluating period to period comparison.

We define Adjusted EBITDA as net loss from operations adjusted for non-cash charges from depreciation and amortization and stock compensation. Management believes Adjusted EBITDA is an important measure of our operating performance because it allows management, investor, and analysts to evaluate and assess our core operating results from period to period after removing the impact of significant non-cash charges that effect comparability between reporting periods. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items.

We have included a reconciliation of our non-GAAP financial measure to loss from operations as calculated in accordance with GAAP. We believe that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between the Company and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to specific definition being used and to the reconciliation between such measures and the corresponding GAAP measure provided by each company under applicable rules of the Securities and Exchange Commission.

About Healthier Choices Management Corp.

Healthier Choices Management Corp. (www.healthiercmc.com) is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives.

Through its wholly owned subsidiary HCMC Intellectual Property Holdings, LLC, the Company manages and intends to expand on its intellectual property portfolio.

Through its wholly owned subsidiaries, the Company operates:

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Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.AdasMarket.com)

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Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com)

●	Mother Earth’s Storehouse, a two-store organic and health food and vitamin chain in New York’s Hudson Valley, which has been in existence for over 40 years. (www.MotherEarthStorehouse.com)

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Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products (www.GreensNaturalFoods.com)

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company has licensing agreements for Healthy Choice Wellness Centers at the Casbah Spa and Salon in Fort Lauderdale, FL, and Boston Direct Health in Boston, MA. These centers offer multiple IV drip “cocktails” for clients to choose from that are designed to help boost immunity, fight fatigue and stress, reduce inflammation, enhance weight loss, and efficiently deliver antioxidants and anti-aging mixes. Additionally, there are cocktails for health, beauty, and re-hydration. (www.HealthyChoiceWellness.com)

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty, and personal care products on its website www.TheVitaminStore.com.

Additionally, the Company markets its patented Q-Unit™ and Q-Cup® technology. Information on these products and the technology is available on the Company’s website at www.theQcup.com.

Forward Looking Statements.

This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission (SEC) or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income, or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from, and winding down of our wholesale distribution operations. In addition, when used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” and “plans” and variations thereof and similar expressions are intended to identify forward looking statements.

Factors that may affect our future results of operations and financial condition include, but are not limited to, fluctuations in demand for our products, the introduction of new products, our ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of our liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in our filings with the SEC.

Contact Information:

Healthier Choices Management Corp.
3800 North 28TH Way, #1 Hollywood, FL 33020
305-600-5004
Email: ir@hcmc1.com